UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

        DATE OF REPORT (Date of earliest event reported): April 24, 2007

                         ------------------------------

                           FIRST MERCHANTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         -------------------------------

         INDIANA                     0-17071                 35-1544218
(State or other jurisdiction   (Commission File Number)     (IRS Employer
        of incorporation)                                 Identification No.)


                             200 East Jackson Street
                                  P.O. Box 792
                              Muncie, IN 47305-2814
          (Address of Principal Executive Offices, including Zip Code)


                                 (765) 747-1500
              (Registrant's Telephone Number, including Area Code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to  Rule 14a-12 under  the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

         (a) First Merchants Corporation (the "Corporation") currently maintains the First Merchants Corporation Supplemental Executive Retirement Plan, a nonqualified "excess benefit" deferred compensation plan (the "SERP"), which has three (3) participants, Michael L. Cox, Stefan S. Anderson and Roger
W. Gilcrest. On April 24, 2007, the Board of Directors of the Corporation approved the following changes with respect to Mr. Cox's participation in the
SERP: (1) his accrued benefit under the SERP shall fully vest as of his date of retirement, April 24, 2007, rather than his "Normal Retirement Date" (the last day of the month in which he attains age 65) as currently provided in the SERP; and (2) the payment of his benefit under the SERP shall commence in January 2008 rather than December 2009. The changes were precipitated by new tax regulations covering deferred compensation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         (b) Michael L. Cox, President and Chief Executive Officer of the Corporation, has retired as an officer of the Corporation effective as of April 24, 2007. He will continue as a Director of the Corporation through the remainder of his term which expires upon the 2009 annual meeting of the shareholders.

         (c) The Board of Directors of the Corporation has appointed Michael C. Rechin who was formerly the Executive Vice President and Chief Operating Officer of the Corporation to serve as the President and Chief Executive Officer of the Corporation. The Board of Directors has also appointed Charles E. Schalliol as its Chairman. Mr. Schalliol formerly served as Vice Chairman of the Corporation.

         (e)      See the modifications to the SERP discussed above.

Item 8.01.  Other  Events.

     On April 24, 2007, the Board of Directors approved the redemption of the Corporation's subordinated debentures payable to First Merchants Capital Trust I. The aggregate redemption price will be the principal amount of $54,832,000 plus any accrued but unpaid interest. The early redemption of the debentures will also require the Corporation to accelerate the recognition of the remaining unamortized underwriting fee of approximately $1.8 million during the second quarter of 2007. The redemption may occur at any time on or after June 30, 2007 and has been previously approved by the Federal Reserve Bank of Chicago. The Corporation intends to finance the redemption through a private offering of trust preferred securities on terms more favorable than then current debentures. The Corporation currently anticipates the savings to be approximately $1.2 million annually.

     The redemption of the debentures would be followed by the redemption by First Merchants Capital Trust I of its outstanding common and preferred securities at their $25 liquidation value, plus any accrued but unpaid distributions.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     DATE:  April 26, 2007.

                                        FIRST MERCHANTS CORPORATION


                                        By: /s/ Michael C. Rechin
                                            -----------------------------
                                                Michael C. Rechin,
                                                President and
                                                Chief Executive Officer